Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Third Quarter Fiscal Year 2024 Financial Results

Financial Results in-line With Previous Outlook

38% Growth in SaaS ARR

Morrisville, NC, May 1, 2024 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its third quarter ended March 31, 2024.

"Extreme’s focus on the intersection of networking, security, and AI is creating a compelling value proposition that's resonating with customers and driving significant traction in our business. Net new logos grew double-digits this quarter, particularly in the Americas. Our SaaS ARR grew again by 38%, as we continue to deliver on our promise of creating flexibility and simplicity with One Network, One Cloud. Our competitive positioning in the market has never been stronger, as we believe key competitors are either distracted by portfolio rationalization and integration or have lost their focus on networking. Meanwhile, Extreme remains solely focused on our customers' networking needs," said Ed Meyercord, President and Chief Executive Officer.

"Consistent with our expectations, channel inventory was significantly reduced during the quarter. Heading into the fourth quarter, we expect sequential growth in revenue, but note that the networking industry is still impacted by customers working through their prior purchases. Our expanded go to market opportunities around the integration of networking, security, and AI, give us confidence that we are positioned for a return to growth in FY25," concluded Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer stated, "During the quarter we took actions to improve our operating expense profile that will once again lead to double-digit operating margins and strong cash flow. Heading into the fourth quarter, we expect to return to solid profitability and cash flow generation."

Fiscal Third Quarter Results:

•
Revenue $211.0 million, down 36.5% year-over-year
•
SaaS ARR $162.0 million, up 38.0% year-over-year
•
GAAP diluted EPS ($0.50), compared to $0.17 in the prior year quarter
•
Non-GAAP diluted EPS ($0.19), compared to $0.29 in the prior year quarter
•
GAAP gross margin 56.8% compared to 57.7% in the prior year quarter
•
Non-GAAP gross margin 57.6% compared to 59.1% in the prior year quarter
•
GAAP operating margin (29.6%) compared to 8.9% in the prior year quarter
•
Non-GAAP operating margin (12.2%) compared to 15.6% in the prior year quarter

Liquidity:

•
Q3 ending cash balance was $151.0 million, a decrease of $70.4 million from the end of Q2 2024 and an increase of $52.0 million from the end of Q3 in the prior year.
•
Q3 net debt was $41.5 million, a decrease of $67.9 million from net cash of $26.4 million at the end of Q2 2024 and an increase of $7.5 million from net debt of $34.0 million at the end of Q3 in the prior year.

Recent Key Highlights:

•
At Extreme Connect 2024, the company made a number of exciting announcements including:
o
Extreme Labs: a hub for research and innovation in networking. The company provided the first tech preview from Labs: Extreme AI Expert: a Generative AI solution that creates a futuristic way to design, optimize and deploy networks.
o
That the Company is the first vendor with significant outdoor Wi-Fi 6E deployments to receive a standard power grant, allowing customers to leverage faster speeds, increased range of coverage and expanded capacity for outdoor connectivity.
•
During Extreme Connect 2024, Extreme recognized Kroger, Texas Tech University, the San Francisco Giants and Korean Air as 2024 X-Factor Customer Award winners. These awards recognize Extreme’s most innovative customers; nominees were evaluated and selected by Extreme Networks employees based on three areas of measure: innovation, demonstrated value, and unique problem-solving.
•
Extreme was named as a Leader by Gartner, Inc. for the sixth consecutive year in the Gartner Magic Quadrant for Enterprise Wired and Wireless Local Access Network (LAN) Infrastructure*. Of the 12 companies in the Magic Quadrant, Extreme Networks was named a Leader for both vision and execution. Extreme continues to innovate at the intersection of AI, networking and security.
•
Borussia Dortmund, one of the largest football clubs in Germany, will deploy Wi-Fi 6E-ready network solutions from Extreme, as well as network Fabric and ExtremeAnalytics, to modernize experiences throughout team facilities and the stadium and set the foundation for future technology like in-seat concessions ordering and in-stadium AR/VR.
•
Bangor University has improved its wireless network across its Wales campus by deploying Extreme’s Wi-Fi access points to scale and secure high-bandwidth connectivity, more easily handle the ever-increasing load of media-rich content and devices and allow students to access educational systems and stream videos without delay from anywhere on campus.
•
Washington University in St. Louis, one of the country’s top universities, selected Extreme to modernize its network infrastructure and create a strategic foundation for delivering innovative and secure technology-based learning. Extreme’s fabric solutions will help the university create a simple, scalable and secure network across the campus.

*Gartner, Magic Quadrant for Enterprise Wired and Wireless LAN Infrastructure, March 2024 GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

The Gartner content described herein, (the "Gartner Content") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Current Report on Form 8-K) and the opinions expressed in the Gartner Content are subject to change without notice.

Fiscal Q3 2024 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	March 31, 2024	March 31, 2023	Change
Product	$106.4	$241.1	$(134.7)
Subscription and support*	104.6	91.4	13.2
Total net revenue	$211.0	$332.5	$(121.5)
Gross margin	56.8%	57.7%	(0.9)%
Operating margin	(29.6)%	8.9%	(38.5)%
Net income (loss)	$(64.4)	$22.1	$(86.5)
Net income (loss) per diluted share	$(0.50)	$0.17	$(0.67)

	Non-GAAP Results
	Three Months Ended
	March 31, 2024	March 31, 2023	Change
Product	$106.4	$241.1	$(134.7)
Subscription and support*	104.6	91.4	13.2
Total net revenue	$211.0	$332.5	$(121.5)
Gross margin	57.6%	59.1%	(1.5)%
Operating margin	(12.2)%	15.6%	(27.8)%
Net income (loss)	$(24.8)	$38.8	$(63.6)
Net income (loss) per diluted share	$(0.19)	$0.29	$(0.48)

* Prior to fiscal 2024, subscription and support revenue was referred to as service and subscription revenue, however, the composition of subscription and support revenue has not been modified.

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by (used in) operating activities, less purchases of property, plant and equipment. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Cash flow provided by (used in) operations	$(69.9)	$48.2	$40.0	$168.5
Less: Property and equipment capital expenditures	(3.7)	(2.4)	(13.6)	(8.6)
Total free cash flow	$(73.6)	$45.8	$26.4	$159.9

SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of XIQ and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue or deferred revenue that are accounted for under U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

Gross Debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net Cash (Debt) is defined as cash and cash equivalents minus gross debt, as shown in the table below (in millions):

Cash and cash equivalents	Gross debt	Net cash (debt)
$151.0	$192.5	$(41.5)

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its fourth quarter and full year of fiscal 2024, ending June 30, 2024, the Company is targeting:

(in millions, except percentages and per share information)	GAAP	Non-GAAP
FQ4'24 Guidance
Total net revenue	$250.0 - $260.0	$250.0 - $260.0
Gross margin	60.9% - 62.9%	61.6% - 63.6%
Operating margin	(3.8%) - (0.9%)	9.0% - 11.5%
Earnings per diluted share	($0.11) - ($0.05)	$0.11 - $0.15
Shares outstanding used in calculating diluted EPS	130.1	131.1
FY'24 Guidance
Total net revenue	$1,110.5 - $1,120.5	$1,110.5 - $1,120.5
Gross margin	60.2% - 60.6%	60.9% -61.4%
Operating margin	(2.4%) - (1.7%)	9.3% - 9.9%
Earnings per diluted share	($0.35) - ($0.30)	$0.51 - $0.55
Shares outstanding used in calculating diluted EPS	129.3	131.6

The following table shows the GAAP to non-GAAP reconciliation for Q4 FY'24 and full year FY’24 guidance:

	FQ4'24			FY'24
	Gross Margin	Operating Margin	Earnings per Share	Gross Margin	Operating Margin	Earnings per Share
GAAP	60.9% - 62.9%	(3.8%) - (0.9%)	($0.11) - ($0.05)	60.2% - 60.6%	(2.4%) - (1.7%)	($0.35) - ($0.30)
Estimated adjustments for:
Share-based compensation	0.4%	7.5% - 7.8%	0.15	0.5%	7.0%	0.60
Amortization of product intangibles	0.3%	0.3%	0.00	0.3%	0.3%	0.02
Amortization of non-product intangibles	—	0.2%	0.00	—	0.2%	0.01
Restructuring and related charges	—	2.7% - 2.8%	0.05	—	3.0%	0.26
Litigation charges	—	0.9%	0.02	—	0.7%	0.06
System transition cost	—	0.8%	0.02	—	0.4%	0.03
Tax adjustment	—	—	(0.02) - (0.04)	—	—	(0.12) - (0.13)
Non-GAAP	61.6% - 63.6%	9.0% - 11.5%	$0.11-$0.15	60.9% - 61.4%	9.3% - 9.9%	$0.51-$0.55

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the third quarter results of fiscal 2024 as well as the business outlook for the fourth quarter of fiscal 2024 ending June 30, 2024, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Extreme Networks Q3'24 Earnings Registration and you will be provided with dial in details. If you would like to participate in the Q&A, please register here: Registration Link [Q&A]. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges, and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the Company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic and business trends; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, Quarterly Report on Form 10-Q for the quarters ended September 30, 2023 and December 31, 2024 and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2024	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$151,007	$234,826
Accounts receivable, net	94,438	182,045
Inventories	185,357	89,024
Prepaid expenses and other current assets	75,182	70,263
Total current assets	505,984	576,158
Property and equipment, net	47,254	46,448
Operating lease right-of-use assets, net	44,236	34,739
Intangible assets, net	11,789	16,063
Goodwill	394,177	394,755
Other assets	82,028	73,544
Total assets	$1,085,468	$1,141,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs of $674 and $674, respectively	$9,326	$34,326
Accounts payable	81,483	99,724
Accrued compensation and benefits	44,053	71,367
Accrued warranty	11,067	12,322
Current portion, operating lease liabilities	9,989	10,847
Current portion, deferred revenue	299,580	282,475
Other accrued liabilities	72,804	64,440
Total current liabilities	528,302	575,501
Deferred revenue, less current portion	258,731	219,024
Long-term debt, less current portion, net of unamortized debt issuance costs of $1,903 and $2,409, respectively	180,597	187,591
Operating lease liabilities, less current portion	42,248	31,845
Deferred income taxes	7,476	7,747
Other long-term liabilities	3,152	3,247
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 148,105 and 143,629 shares issued, respectively; 129,886 and 127,775 shares outstanding, respectively	148	144
Additional paid-in-capital	1,204,885	1,173,744
Accumulated other comprehensive loss	(14,511)	(13,192)
Accumulated deficit	(887,759)	(855,998)
Treasury stock at cost, 18,219 and 15,854 shares, respectively	(237,801)	(187,946)
Total stockholders’ equity	64,962	116,752
Total liabilities and stockholders’ equity	$1,085,468	$1,141,707

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net revenues:
Product	$106,442	$241,058	$546,536	$670,779
Subscription and support	104,594	91,449	314,014	277,765
Total net revenues	211,036	332,507	860,550	948,544
Cost of revenues:
Product	60,837	108,915	250,866	312,265
Subscription and support	30,298	31,654	93,477	95,978
Total cost of revenues	91,135	140,569	344,343	408,243
Gross profit:
Product	45,605	132,143	295,670	358,514
Subscription and support	74,296	59,795	220,537	181,787
Total gross profit	119,901	191,938	516,207	540,301
Operating expenses:
Research and development	54,517	54,837	165,366	158,444
Sales and marketing	87,708	83,962	264,782	242,882
General and administrative	25,213	21,683	74,470	64,315
Acquisition and integration costs	—	—	—	390
Restructuring and related charges	14,421	1,363	26,312	2,320
Amortization of intangible assets	511	510	1,531	1,537
Total operating expenses	182,370	162,355	532,461	469,888
Operating income (loss)	(62,469)	29,583	(16,254)	70,413
Interest income	1,239	774	3,895	2,055
Interest expense	(4,179)	(3,946)	(12,766)	(11,656)
Other income (expense), net	361	(367)	373	142
Income (loss) before income taxes	(65,048)	26,044	(24,752)	60,954
Provision for (benefit from) income taxes	(623)	3,913	7,009	8,307
Net income (loss)	$(64,425)	$22,131	$(31,761)	$52,647

Basic and diluted income (loss) per share:
Net income (loss) per share – basic	$(0.50)	$0.17	$(0.25)	$0.41
Net income (loss) per share – diluted	$(0.50)	$0.17	$(0.25)	$0.39

Shares used in per share calculation – basic	129,299	128,816	129,021	129,864
Shares used in per share calculation – diluted	129,299	133,025	129,021	133,716

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net income (loss)	$(31,761)	$52,647
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	13,821	15,014
Amortization of intangible assets	4,192	11,415
Reduction in carrying amount of right-of-use asset	8,834	9,274
Provision for credit losses	1,770	245
Share-based compensation	58,709	46,561
Deferred income taxes	(153)	338
Non-cash interest expense	795	756
Other	(3,225)	(6,148)
Changes in operating assets and liabilities:
Accounts receivable, net	85,837	25,216
Inventories	(97,589)	(21,989)
Prepaid expenses and other assets	(13,855)	2,226
Accounts payable	(17,340)	12,570
Accrued compensation and benefits	(27,252)	(6,158)
Operating lease liabilities	(8,780)	(11,172)
Deferred revenue	59,301	46,502
Other current and long-term liabilities	6,693	(8,778)
Net cash provided by operating activities	39,997	168,519
Cash flows from investing activities:
Capital expenditures	(13,632)	(8,634)
Net cash used in investing activities	(13,632)	(8,634)
Cash flows from financing activities:
Payments on revolving facility	(25,000)	—
Payments on debt obligations	(7,500)	(71,625)
Repurchase of common stock	(49,855)	(74,807)
Payments for tax withholdings, net of proceeds from issuance of common stock	(27,564)	(1,685)
Deferred payments on an acquisition	—	(3,000)
Net cash used in financing activities	(109,919)	(151,117)
Foreign currency effect on cash and cash equivalents	(265)	(294)
Net increase (decrease) in cash and cash equivalents	(83,819)	8,474

Cash and cash equivalents at beginning of period	234,826	194,522
Cash and cash equivalents at end of period	$151,007	$202,996

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, and legal and professional fees related to the acquisition of Ipanema. Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution and our configure, price, quote solution. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for a non-recurring pending litigation.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 26.5%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Indian subsidiary which performs research and development activities, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Revenues – GAAP	$211,036	$332,507	$860,550	$948,544

Non-GAAP Gross Margin	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Gross profit – GAAP	$119,901	$191,938	$516,207	$540,301
Gross margin – GAAP percentage	56.8%	57.7%	60.0%	57.0%
Adjustments:
Share-based compensation expense, Product	405	492	1,352	1,365
Share-based compensation expense, Subscription and support	679	930	2,294	2,568
Amortization of intangibles, Product	599	2,220	2,336	7,381
Amortization of intangibles, Subscription and support	—	815	272	2,444
Total adjustments to GAAP gross profit	$1,683	$4,457	$6,254	$13,758
Gross profit – non-GAAP	$121,584	$196,395	$522,461	$554,059
Gross margin – non-GAAP percentage	57.6%	59.1%	60.7%	58.4%

Non-GAAP Operating Margin	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
GAAP operating income (loss)	$(62,469)	$29,583	$(16,254)	$70,413
GAAP operating margin	(29.6)%	8.9%	(1.9)%	7.4%
Adjustments:
Share-based compensation expense, cost of revenues	1,084	1,422	3,646	3,933
Share-based compensation expense, R&D	4,226	3,883	13,038	10,935
Share-based compensation expense, S&M	5,683	5,777	20,206	16,326
Share-based compensation expense, G&A	6,840	4,294	21,819	15,367
Acquisition and integration costs	—	—	—	390
Restructuring and related charges	14,421	1,363	26,312	2,320
Litigation charges	2,605	1,680	5,418	4,003
System transition costs	847	490	2,446	490
Amortization of intangibles	1,110	3,545	4,139	11,362
Total adjustments to GAAP operating income (loss)	36,816	22,454	97,024	65,126
Non-GAAP operating income (loss)	$(25,653)	$52,037	$80,770	$135,539
Non-GAAP operating margin	(12.2)%	15.6%	9.4%	14.3%

Non-GAAP Net Income (Loss)	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
GAAP net income (loss)	$(64,425)	$22,131	$(31,761)	$52,647
Adjustments:
Share-based compensation expense	17,833	15,376	58,709	46,561
Acquisition and integration costs	—	—	—	390
Restructuring and related charges	14,421	1,363	26,312	2,320
Litigation charges	2,605	1,680	5,418	4,003
System transition costs	847	490	2,446	490
Amortization of intangibles	1,110	3,545	4,139	11,362
Tax effect of non-GAAP adjustments	2,812	(5,737)	(12,045)	(15,359)
Total adjustments to GAAP net income (loss)	$39,628	$16,717	$84,979	$49,767
Non-GAAP net income (loss)	$(24,797)	$38,848	$53,218	$102,414

Earnings per share
GAAP net income (loss) per share – diluted	$(0.50)	$0.17	$(0.24)	$0.39
Non-GAAP net income (loss) per share – diluted	$(0.19)	$0.29	$0.40	$0.77

Shares used in net income (loss) per share – diluted:
GAAP Shares used in per share calculation – basic	129,299	128,816	129,021	129,864
Potentially dilutive equity awards	—	4,209	3,209	3,852
GAAP and Non-GAAP shares used in per share calculation – diluted	129,299	133,025	132,230	133,716